Calculation of Filing Fee Tables
S-8
trivago N.V.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A shares, nominal value EUR 0.06 per share, underlying ADSs	Other	34,836,725	$ 0.562	$ 19,578,239.45	0.0001381	$ 2,703.75
Total Offering Amounts:						$ 19,578,239.45		$ 2,703.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,703.75
Offering Note
[1]	The Class A shares may be represented by the Registrants American Depositary Shares, or ADSs. Each ADS represents five (5) Class A shares. The Registrants ADSs issuable upon deposit of the Class A shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed on November 17, 2023 (File No. 333-214914). The Amount Registered consists of 34,836,725 Class A shares underlying ADSs that will become available for issuance under the Registrants Amended and Restated 2016 Omnibus Incentive Plan (the Plan), subject to shareholder approval of the first amendment to the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement on Form S-8 shall also cover such indeterminate number of additional shares as may become issuable under the Plan in connection with any adjustment or anti-dilution provision of the Plan. The proposed maximum offering price per Class A share is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act. The per share price is calculated by dividing USD 2.81 per ADS, the average of the high and low sale prices per share of the ADSs on the Nasdaq Global Select Market on April 30, 2026, which date is within five business days prior to the filing of this registration statement, by five (5), the number of Class A shares underlying each ADS. The Class A shares only trade on Nasdaq in ADS form.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources